EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33390004, 33313927 and 33380789) of Movado Group, Inc., of our
report dated May 14, 2004, with respect to the financial statements as of December 31, 2003, 2002 and 2001 and for each of the three years in the period ended December 31, 2003 of Ebel, including the notes thereto, included in the Current Report on Form 8-K/A of Movado Group, Inc. dated May 17, 2004.

May 14, 2004



/s/ Ernst & Young Ltd.